Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: Additional copies of the Information Statement/Prospectus that accompanies this proxy card are available by request to Connie Hulbert at connie.hulbert@aelp.com.

PROXY CARD FOR THE

SPECIAL MEETING OF THE SHAREHOLDERS

OF ALASKA ENERGY AND RESOURCES CORPORATION

TO BE HELD ON JUNE 10, 2014

The undersigned, a shareholder of record of Alaska Energy and Resources Company (“AERC”), hereby revoking any appointment of proxy previously given, does hereby appoint William A. Corbus and Debbie R. Driscoll, and each or any of them, as proxies and attorneys-in-fact for the undersigned, each with power to act without the other and with full power of substitution in each of them, and hereby authorizes them to represent and vote as directed or specified herein all the shares of common stock, no par value per share, of AERC registered in the name of the undersigned, or which the undersigned has the power to vote, with all powers which the undersigned would possess if present at the special meeting of shareholders of AERC to be held on June 10, 2014 at 11:00 a.m., Alaska Daylight Savings Time, and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED OR SPECIFIED BELOW. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

INSTRUCTIONS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

To ensure that your shares are represented at the AERC special meeting, we ask that you appoint the proxies to vote your shares for you, whether or not you plan to attend the AERC special meeting, by marking this proxy card as indicated below and returning it to us before the AERC special meeting.

THE AERC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AERC SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

ITEM 1:	THE MERGER PROPOSAL

To approve the plan of merger contained in the Agreement and Plan of Merger, dated as of November 4, 2013, by and among Avista Corporation (“Avista”), Alaska Merger Sub, Inc., a wholly-owned subsidiary of Avista, AERC, and William A. Corbus, solely as the shareholders’ representative, as such agreement may be amended from time to time, and the merger described therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 2:	THE ADJOURNMENT PROPOSAL

To adjourn the AERC special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt of the Information Statement/Prospectus dated May 8, 2014 relating to the special meeting of shareholders of AERC.

When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is an entity, please print the full entity name as well as the name and title of the duly authorized signatory hereof on behalf of the entity.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature, if held jointly)

Dated:

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY AS FOLLOWS:

Fax to: 907-463-3304; or

Email to: connie.hulbert@aelp.com

Then mail the originally completed and signed Proxy Card to:

Alaska Energy and Resources Company

Attn: Connie Hulbert

5601 Tonsgard Court

Juneau, AK 99801